                                                                EXHIBIT 10(m)


         ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY TRIMEDYNE, INC. AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.



                               LICENSE AGREEMENT

         This Agreement is made and entered into by and between Coherent, Inc., a Delaware corporation, having its principal office located at 5100 Patrick Henry Drive, Santa Clara, California 95054 (hereinafter "LICENSOR"), and Trimedyne, Inc., a California corporation having its principal office at 2801 Barranca Road, Irvine, California 92714 (hereinafter referred to as "LICENSEE").

                                    RECITALS

         Whereas, LICENSOR is the owner of U.S. Patent No. 5,037,421 and U.S. Patent No. 5,147,354 both entitled "Mid Infrared Laser Arthroscopic Procedure" (the "Licensed Patents");

         Whereas, LICENSEE desires to obtain a non-exclusive license under the Licensed Patents; and

         WHEREAS, LICENSOR is willing to grant LICENSEE a non-exclusive license under the Licensed Patents.

         Now therefore, subject to the terms and conditions contained herein, the parties agree as follows:

         1.0   Definitions
               -----------

               1.1 LICENSED PATENTS shall mean the U.S. Patents referred to above plus any renewals, divisions, reissues, reexaminations or continuations-in-part with respect thereto and any corresponding foreign patents.

               1.2 LICENSED LASER shall mean any laser or laser systems which infringes one or more of the valid claims of the Licensed Patents.

               1.3 LICENSED DELIVERY DEVICE shall mean any device that delivers the laser energy to a desired location which infringes one or more of the valid claims of the Licensed Patents, including such Devices sold with original equipment or subsequent thereto.

               1.4 LICENSED DEVICE shall mean a Licensed Laser and/or a Licensed Delivery Device. It shall be presumed that a Licensed Device sold by LICENSEE infringes the Licensed Patents (in which case royalties would be due hereunder) if it is used with an arthroscopic or endoscope in a liquid medium in a method covered by any valid claim of the Licensed Patents, unless (i) the Licensed Device will be used solely for cardiovascular applications and appropriate labeling is placed on the Licensed Device or (ii) LICENSEE provides LICENSOR with a written statement signed by the customer that the Licensed Device shall not be used for applications that infringe one or more of the valid claims of the Licensed Patents.

               1.5 LICENSED APPLICATION shall mean only orthopedic applications.

               1.6 NET SELLING PRICE for the purpose of computing royalties shall mean the price at which LICENSEE invoices the sale or lease of Licensed Devices to its customers. It is further understood and agreed that in respect of inter-company sales between the LICENSEE and its related





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companies, the Net Selling Price shall mean the price at which the LICENSEE ordinarily sells to its independent distributors or customers under similar circumstances. In such event, no royalty shall accrue or be payable in respect of any subsequent resale of such equipment by such independent distributor or consumer to a third party.

               1.7   EFFECTIVE DATE shall be July 1, 1994.

               1.8 SUBSIDIARY shall mean a corporation, company or other entity more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled by LICENSEE. Whenever the term LICENSEE is used through this Agreement, it is intended to include Licensees and Subsidiaries.

         2.0   License Grant
               -------------

               1.2 LICENSOR grants LICENSEE a non-exclusive, world-wide license under the Licensed Patents to make, have made, use, lease and sell Licensed Devices for Licensed Applications which would infringe any valid claim of the Licensed Patents.

               2.2 LICENSOR hereby covenants not to sue customers of LICENSEE for using Licensed Devices for Licensed Applications sold or leased by LICENSEE upon which the requisite royalties have been paid or accrued by LICENSEE under this Agreement.

               2.3 LICENSEE agrees to appropriately mark all Licensed Devices with a notice stating that the products are licensed under U.S. Patent No. 5,037,421 and U.S. Patent No. 5,147,354.

               2.4 LICENSOR undertakes that it will not assert against LICENSEE, or any customer of LICENSEE, any United States patent, or any pending United States patent application upon which claims may be granted, which would have a scope broader than any of the independent claims in either U.S. Patent No. 5,037,421 or U.S. Patent No. 5,147,354. For the purposes of this paragraph, a claim having a scope broader than the independent claims referred to above, would necessarily be infringed by performing the steps set forth in those claims without regard to the specific design of the laser system generating the 1.8 to 2.2 micron output beam.

         3.0 Release of Past Infringement. Execution of this Agreement and payment of the amount set forth in Section 4.1 hereof shall be in full settlement of any claim of infringement liability arising under the Licensed Patents for Licensed Applications prior to the Effective Date of this Agreement.

         4.0   Royalties
               ---------

               4.1 LICENSEE agrees to pay LICENSOR the sum of $100,000 as a license issue fee, plus $50,000 for past royalties, payable within fifteen (15) days of execution of this Agreement. Failure to pay this amount when due shall be considered a material breach of this Agreement and LICENSOR shall be permitted, in addition to whatever other legal remedies it may be entitled to, to terminate this Agreement without regard to the notice provisions of Section
6.2 hereof.

               4.2 During the term of this Agreement LICENSEE agrees to pay LICENSOR royalties





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for any Licensed Devices sold or leased by LICENSEE in an amount equal to 2% of the Net Selling Price for the Licensed Devices.

               4.3   For any agreement year during the term of this Agreement,
royalties paid under Section 4.2 hereof shall not be less than $    nor more
than $**. In the event that the Net Selling Price for Licensed Devices sold by Licensee during any calendar year are insufficient to require payment of $** of royalties, LICENSEE agrees to pay the difference to LICENSOR with its royalty payment due August 15 of the next agreement year.

               4.4 Royalties shall be paid quarterly and payments shall be made not more than forty-five (45) days following the termination of each calendar quarter. Royalties shall be payable hereunder when the sale of Licensed Devices shall have been invoiced by LICENSEE or shipped, whichever is sooner.

               4.5 With respect to licensed Devices shipped to customers under lease, LICENSEE shall pay royalties to LICENSOR as if such transaction were a sale.

               4.6 LICENSEE shall have the right to adjust royalties payable hereunder for returns, bona fide price reductions and allowances of Licensed Devices sold or leased by LICENSEE on which the requisite royalties shall previously have been paid hereunder. Royalties will however accrue and be payable on subsequent sales of Licensed Devices which have been acquired by way of trade-ins, purchases from leasing companies, or other similar acquisitions.

               4.7 If subsequent to the Effective Date, LICENSOR grants another license to the Licensed Patents with royalty rates and/or up front payments (exclusive of payments for past infringements) more favorable than those provided herein, LICENSEE may, at its option, adopt all of the terms of the new license agreement as of the effective date of such subsequent license. LICENSOR shall notify LICENSEE of any such subsequent licenses and provide LICENSEE with the opportunity to exercise its right under this Section 4.7. Such rights shall be exercised by Licensee in writing within 30 days notice from Licensor or be deemed waived.

         5.0   Records and Reports
               -------------------

               5.1 LICENSEE will maintain records and keep accounts in sufficient detail to enable a certified public accountant nominated by LICENSOR and approved by LICENSEE to determine the amount of royalty actually due and payable for each calendar quarter year. LICENSEE will permit such a certified public accountant nominated by LICENSOR and approved by LICENSEE to make inspection of such records and accounts nor more often than annually, at the request of LICENSOR. Any such certified accountant shall maintain in confidence any information learned by it by reason of any such inspection and not use the same for any purpose whatsoever except to verify royalty payments and reports made by LICENSEE and to report to LICENSOR any underpayment or overpayment of royalties. If an audit shall reveal that the LICENSEE has made an error of 10% or more in its favor in any payment due to LICENSOR, the LICENSEE shall pay the costs of the audit.

               5.2 Unless the maximum royalty pursuant to Paragraph 4.2 hereof has been paid, at the end of each calendar year in which this maximum royalty has not bee paid, LICENSEE will





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deliver to LICENSOR within 60 days after the end of the calendar year a statement setting forth the number and type (by model number) of Licensed Devices sold by LICENSEE during the calendar year. LICENSOR shall retain in confidence all information contained in such royalty statement.

         6.0   Termination
               -----------

               6.1 LICENSEE may give LICENSOR notice of termination of this Agreement at any time during the life of the Agreement and such termination will be effective thirty days following written notice from LICENSEE of intent to terminate.

               6.2 If either party to this Agreement should default in the performance of any of the terms of this Agreement (including a breach of this Agreement which can be cured) the non-defaulting party may terminate this Agreement by providing written notice of termination to the defaulting party and the termination shall be effective 60 days from said notice unless the defaulting party cures such default within said 60 day period or taken reasonable steps to avoid recurrence of the default if the default is of a type which cannot be cured.

               6.3 Should LICENSEE terminate this Agreement (under either 6.1 or 6.2), said notice of termination shall be accompanied by a statement of all royalty based activities performed by LICENSEE on which royalties are due hereunder for such period as has elapsed since the last report. Said statement shall be accompanied by all monies due, including the minimum royalty payment for the year.

               6.4 Unless terminated earlier, this Agreement shall continue in force until the expiration of the Licensed Patents.

         7.0   General
               -------

               7.1 This License shall not be assignable by LICENSEE without the express written consent of LICENSOR. LICENSEE may, however, upon written notice to LICENSOR, assign or extend its rights under this Agreement as a part of the sale of all or a portion respectively of its business in which Licensed Devices are manufactured, used or sold pursuant to this Agreement, but only with respect to the business sold as a part of such sale; provided, however, that if the acquiring company is selling infringing Devices other than those of Licensee prior to the acquisition, the $** maximum royalty provision set forth in Section 4.3 shall terminate and no longer apply after the acquisition. If LICENSEE acquires a laser business of an unlicensed third party, neither the acquisition nor this Agreement shall extinguish the third party's liability for past infringement.

               7.2 Any dispute or claim arising out of, in relation to, or in connection with this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration in San Francisco, California under the Commercial Arbitration Rules of the American Arbitration Association by three arbitrators appointed in accordance with said Rules. Judgment on the aware rendered by the arbitrators may be entered in any court having jurisdiction thereof. This Agreement shall be governed by the laws of the state of California. The arbitrators shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the parties. Each party shall bear the cost of its own attorneys' fees and expert witness fees. The





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arbitrators shall make preliminary findings of fact and conclusions of law which they shall circulate to the parties for their comment during the next fifteen days. Between fifteen and thirty days after such circulation, the arbitrators shall issue their final ruling which shall include findings of fact and conclusion of law.

               7.3 This agreement contains the entire and only agreement between the parties and supersedes all pre-existing agreements between them respecting its subject matter. Any changes hereto are effective only if in writing and signed by both parties.

               7.4 Any payment, notice or other communication required by, or permitted to be made by or given to, either party pursuant to this Agreement shall be sent to such party by registered, certified or express mail, postage prepaid, or prepaid courier service, addressed to such party at its address set forth at the beginning of this Agreement, or to such other addresses as such party shall designate by written notice given to the other party, and shall be deemed to have been made, given or provided on the date of mailing.

               7.5 The parties to this Agreement shall not disclose the terms and conditions of this Agreement to any third party without the express written consent of the other party, except:

                     (a) In response to bona fide requirements or advice of counsel;

                     (b) In response to Government disclosure requirements and inquiries;

                     (c) In furtherance of judicial action, but the parties agree to use their best efforts to obtain a protective order limiting disclosure to attorneys only; and

                     (d) For the purpose of identifying LICENSEE as a licensee of the Licensed Patents, but excluding any dollar amounts to be paid under this Agreement.

                     (d) To prior licensees for the purpose of complying with "most favored licensee" obligation set forth in prior license agreements.

The parties may also disclose the terms and conditions of this Agreement on a confidential basis to potential parties to commercial transactions, for example to potential investors or potential customers, subject to a written confidentiality agreement.

               7.6 Upon execution of this Agreement, the parties shall execute a consent decree in the form of Exhibit A attached hereto, and such documents shall be filed jointly on behalf of the parties in the United States District Court for the Northern District of California in litigation C94-0591 SBA. Each party is to bear its own cost and attorneys' fees.

               7.7 LICENSOR grants LICENSEE a non-exclusive, world-wide license under U.S. Patent No. 5,257,969 to make, have made, use, lease and sell products that would infringe upon any valid claim of this patent. There shall be no royalties due on account of such sales occurring within sixty days of the date of this Agreement. After this 60 day period, royalties shall be paid on the sale of products that infringe this patent (which shall be in addition to other royalties required to be paid hereunder) in an amount equal to 2% of Net Selling Price until six months past the Effective



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
Date and 8% of Net Selling Price thereafter. These sales shall not be counted towards the minimum or maximum royalties set forth in Section 4.3. For all other purposes, this patent shall be considered one of the "Licensed Patents" and the products that infringe upon this patent shall be considered a "Licensed Device."

         Now therefore the parties have caused this Agreement to be signed by their authorized representatives as of the date first written above.

                                           COHERENT, INC.


Date: December 8, 1994                     By:   /s/ Robert J. Quillinan
     ------------------------                 -----------------------------
                                           Title:    VP & CFO
                                                 --------------------------


                                           TRIMEDYNE, INC.


Date: December 9, 1994                     By:    /s/ Peter Hyde
     ------------------------                 -----------------------------
                                           Title:     President and COO
                                                  -------------------------

MICHAEL A. STALLMENT
JOHN K. UILKEMA
LIMBACH & LIMBACH
2001 Ferry Building
San Francisco, CA  94111
Telephone: (415) 433-4150

Attorneys for Plaintiff and Counterdefendant
COHERENT, INC.

TALIVIDIS CEPURITIS, ESQ.
OLSON & HIERL, LTD.
20 North Wacker Drive, Suite 3000
Chicago, IL  60606
Telephone: (312) 580-1180

Attorneys for Defendant and Counterclaimant
TRIMEDYNE, INC.

HOWARD F. FINE
BAKER & MCKENZIE
Two Embarcadero Center, 24th Floor
San Francisco, CA  94111-3909
Telephone: (415) 576-3000

Attorneys for Defendant
TRIMEDYNE, INC.

                          UNITED STATES DISTRICT COURT
                    FOR THE NORTHERN DISTRICT OF CALIFORNIA


COHERENT, INC.                    )          Civil Action No.
                 Plaintiff,       )          C94 0591 SBA
         vs.                      )
                                  )
TRIMEDYNE, INC.                   )
                 Defendant.       )
                                  )          CONSENT DECREE
----------------------------------           --------------
TRIMEDYNE, INC.,                  )
                 Counterclaimant, )
         vs.                      )
                                  )
COHERENT, INC.,                   )
                 Counterdefendant.)



                                   EXHIBIT A
                                   ---------




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

         The parties hereto, having resolved their differences in accordance with a License Agreement executed by them, and having consented to the entry of the following judgment:

         IT IS HEREBY ORDERED:

         1. The Court has jurisdiction over the parties and the subject matter of this action.

         2. United States Letters Patents, Nos. 5,037,421, and 5,147,354 are owned by plaintiff and are valid and enforceable in all respects as between the parties when interpreted to cover orthopedic applications unless and until there is some other final judicial or administrative (including patent office reexamination) determination or invalidity and/or unenforceability from which no appeal can be taken.

         3. Defendant Trimedyne, Inc. has infringed or has induced the infringement of United States Letters Patents, Nos. 5,037,421 and 5,147,354 with respect to certain of the lasers and laser energy delivery devices it markets as of the date of this judgement for orthopedic applications, unless and until there is some other final judicial or administrative (including patent office reexamination) determination from which no appeal can be taken which limits the scope of one or more of such patents in such a way as to avoid infringement by such currently marketed products.

         4. United States Letters Patent No. 5,257,989 is owned by plaintiff and is valid and enforceable in all respects as between the parties, unless and until there is some other final judicial or administrative (including patent office reexamination) determination of invalidity and/or unenforceability from which no appeal can be taken.

         5. Defendant Trimedyne, Inc. has infringed United States Letters Patent No. 5,257,989 with respect to certain laser energy delivery devices it markets as of the date of this judgement, unless and until there is some other judicial or administration (including patent office reexamination) determination from which no appeal can be taken which limits the scope of one or more of such patents in such a way as to avoid infringement by such currently marketed products.

         6. Judgement on the basis of such infringement of United States Letters Patents, Nos. 5,037,421, 5,147,354, and 5,257,989 is entered in favor of plaintiff.

         7. The above-entitled civil action, including all claims of plaintiff against defendant and all counterclaims of defendant against plaintiff is hereby dismissed.

         8. There shall be no accounting or award of damages and each party is to bear its own costs and attorney's fees.

         9. This consent judgement is binding upon and constitutes res judicata between the parties except as otherwise provided above in paragraphs 2, 3, 4 and 5.





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
         10.     The parties waive all right to appeal from this judgment.

                                            Respectfully submitted,
                                            LIMBACH & LIMBACH
                                            2001 Ferry Building
                                            San Francisco, CA  94111
                                            (415) 433-4150

Dated:                                      By:
      -----------------------                   ----------------------------
                                                    Michael A. Stallment
                                                  Attorneys for Plaintiff and
                                                      Counterdefendant

                                            OLSON & HIERL, LTD.
                                            20 North Wacker Drive, Suite 3000
                                            Chicago, IL  60606
                                            (312) 580-1180

Dated:                                      By:
      -----------------------                   ----------------------------
                                                  Talividis Cepuritis, Esq.
                                                 Attorneys for Defendant and
                                                      Counterclaimant
                                                      Howard F. Fine
                                                     BAKER & MCKENZIE

         IT IS SO ORDERED:

Dated:
       ---------------------                   -------------------------------
                                               U.S. Dist. Judge S.B. Armstrong

Atty. Docket No.:  COHN-A0046






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